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                                                                    EXHIBIT 99.2

                               EGGHEAD.COM, INC.

                        EMPLOYEE STOCK ISSUANCE PROGRAM

     Egghead.com, Inc. (the "Company") hereby establishes its Employee Stock Issuance Program (the "Program") as follows:

1.   ELIGIBILITY

     The Program is designed to reward and/or incentivize five of the Company's key executive officers, exclusive of the Company's Chief Executive Officer (the "Eligible Employees"). The Eligible Employees are Brian W. Bender, Jonathan W. Brodeur, James F. Kalasky, Norman F. Hullinger and Tommy E. Collins.

2.   DESCRIPTION OF THE PROGRAM

     A stock bonus of 5,000 shares of the Company's common stock will be granted to each of the Eligible Employees upon the effectiveness of the Company's Form S-8 Restration Statement for the Program filed with the Securities and Exchange Commission (the "Registration Statement").

3.   PRICE

     No payment will be due from the Eligible Employees for the stock bonuses.

4.   TAX

     Payment for any taxes due upon receipt or sale of the stock bonus will be the responsibility of the Eligible Employees.

5.   ELIGIBLE EMPLOYEES' RIGHTS AS SHAREHOLDERS

     5.1 No Eligible Employee shall have any right as a shareholder with respect to any shares until the shares are issued upon the effectiveness of the Registration Statement.
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     5.2  Shares to be delivered to an Eligible Employee under the Program will be issued in the name of the Eligible Employee or, if the Eligible Employee so directs by written notice to the Company prior to the issuance, in the names of the Eligible Employee and one other person as may be designated by the Eligible Employee, as joint tenants with rights of survivorship, tenants in common, or as community property, to the extent and in the manner permitted by applicable law.

6.   ADMINISTRATION

     The Program will be administered by the Company's Legal Department.

7.   REGISTRATION

     The Program was adopted by the Board on April 29, 1998. The shares reserved for issuance under the Program will not be granted or issued until the Registration Statement is effective.

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